Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements of Converted Organics Inc. on Form S-8 (Numbers 333-151505 and 333-168340) and on Form S-3 (Numbers 333-168359, 333-167970, 333-158784, 333-149221, 333-149079, and 333-135174) of our report dated March 31, 2011, relating to the consolidated financial statements of Converted Organics Inc. appearing in the Annual Report on Form 10-K for the years ended December 31, 2010 and 2009.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ CCR LLP
Glastonbury, Connecticut
March 31, 2011